Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report") by Health Catalyst, Inc. (the "Company"), Daniel Burton, as the Chief Executive Officer of the Company, and J. Patrick Nelli, as the Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2020

/s/ Daniel Burton
Daniel Burton
Chief Executive Officer
(Principal Executive Officer)

/s/ J. Patrick Nelli
J. Patrick Nelli
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)